EXHIBIT 11
                                                                     PAGE 1 OF 2

                         TELESCAN, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                    Shares     Days Outstanding  Weighted Shares
                                --------------  --------------   --------------
QUARTER ENDED JUNE 30, 1997:

Balance March 31, 1997 ........     10,738,364              90       10,738,364
Common stock issuances ........         26,847            27.9            8,323
                                --------------                   --------------
Balance June 30, 1997 .........     10,765,211            --         10,746,687
                                ==============                   ==============

SIX MONTHS ENDED JUNE 30, 1997:

Balance December 31, 1996 .....     10,733,114             180       10,733,114
Common stock issuances ........         32,097            45.7            8,143
                                --------------                   --------------
Balance June 30, 1997 .........     10,765,211            --         10,741,257
                                ==============                   ==============

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2

                                 TELESCAN, INC.
                        CALCULATION OF EARNINGS PER SHARE

                                               QUARTER ENDED                SIX MONTHS ENDED
                                                 JUNE 30,                       JUNE 30,
                                       ----------------------------   ----------------------------
                                           1997           1996            1997           1996
                                       -------------  -------------   -------------  -------------
PRIMARY:
Weighted average number of shares
    of common stock .................     10,746,687     10,627,527      10,741,257     10,526,476
Assumed exercise of certain
    stock options ...................           --             --              --             --
Assumed exercise of stock warrants ..           --             --              --             --
                                       -------------  -------------   -------------  -------------
                                          10,746,687     10,627,527      10,741,257     10,526,476
                                       =============  =============   =============  =============
Net income (loss) ...................  $     169,293  $    (995,980)  $     183,038  $  (1,529,011)
                                       =============  =============   =============  =============
PRIMARY EARNINGS PER SHARE:

Net income (loss) ...................  $        0.02  $        0.09   $        0.02  $       (0.15)
                                       =============  =============   =============  =============
FULLY-DILUTED:
Weighted average number of shares
    of common stock .................     10,746,687     10,627,527      10,741,257     10,526,476
Assumed exercise of certain
    stock options ...................           --             --              --             --
Assumed exercise of stock warrants ..           --             --              --             --
                                       -------------  -------------   -------------  -------------
                                          10,746,687     10,627,527      10,741,257     10,526,476
                                       =============  =============   =============  =============
Net income (loss) ...................  $     169,293  $    (995,980)  $     183,038  $  (1,529,011)
                                       =============  =============   =============  =============
FULLY-DILUTED EARNINGS PER SHARE: ...  $        0.02  $       (0.09)  $        0.02  $       (0.02)
                                       =============  =============   =============  =============